EXHIBIT 10.1

FIFTH AMENDMENT
TO THE CREDIT AGREEMENT

THIS FIFTH AMENDMENT, dated as of September 26, 2012 (this “Amendment”), to the Credit Agreement, dated as of June 17, 2011 (as previously amended, the “Credit Agreement”), and entered into by, among others, SemGroup Corporation, as the Borrower (the “Borrower”), certain subsidiaries of the Borrower, as Guarantors, the lenders party thereto (the “Lenders”) and The Royal Bank of Scotland plc, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
W I T N E S S E T H:
WHEREAS, the Borrower desires to amend the Credit Agreement to (i) acquire, directly or indirectly, additional issued and outstanding equity interests of Glass Mountain Pipeline, LLC for $162.0 million, the joint venture that has been formed for the construction, ownership and operation of the so-called Glass Mountain pipeline (the “Glass Mountain Investment”), (ii) invest an additional $160.0 million in White Cliffs in order to support certain expansion activities to be undertaken by White Cliffs (the “White Cliffs Investment”), and (iii) amend certain other provisions of the Credit Agreement as specified below (the “Specified Amendments”);
WHEREAS the Loan Parties have requested that the Required Lenders agree to amend certain provisions of the Credit Agreement in order to permit each of the Glass Mountain Investment, the White Cliffs Investment and the Specified Amendments; and
WHEREAS, subject to certain conditions, the Required Lenders are willing to agree to such amendment relating to the Credit Agreement.
NOW, THEREFORE, in consideration of the promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.Amendments

(a)Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Glass Mountain Venture” in its entirety as follows:

“Glass Mountain Venture” shall mean Glass Mountain Pipeline, LLC a Delaware limited liability company.
(b)Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “MLP Transfer Requirements” in its entirety as follows:

“MLP Transfer Requirements” shall mean the requirement that, as of the date of any MLP Transfer, the Leverage Ratio for the most recently completed fiscal quarter of the Borrower ending on or prior to such date (as determined on a Pro Forma Basis after giving effect to such applicable MLP Transfer and excluding Net Proceeds and any projected distributions from the MLP Entity attributable to such MLP Transfer, but after giving effect to any prepayment of the Loans with such Net Proceeds) shall be less than 4.00:1.00.
(c)Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in alphabetical order therein:

“Available Cash” shall mean with respect to any fiscal quarter of the Borrower:

(a)    the sum of: (i) all cash and Cash Equivalents of the Borrower and its Subsidiaries (or the Borrower's proportionate share of cash and Cash Equivalents in the case of Subsidiaries that are not wholly owned), excluding Unrestricted Subsidiaries on hand at the end of such fiscal quarter; and (ii) if the management of the Borrower so determines, all or any portion of any additional cash and cash equivalents of the Borrower and its Subsidiaries the Borrower (or the Borrower's proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned), excluding Unrestricted Subsidiaries on hand on the date of determination of Available Cash with respect to such fiscal quarter resulting from Working Capital Borrowings made subsequent to the end of such fiscal quarter;
(b)    less the amount of any cash reserves established by the management of the Borrower (or the Borrower's proportionate share of cash reserves established by Subsidiaries that are not wholly owned) to: (i) provide for the proper conduct of the business of the Borrower and its Subsidiaries (including reserves for future capital expenditures and for anticipated future credit needs of the Borrower and its Subsidiaries, excluding Unrestricted Subsidiaries), excluding Unrestricted Subsidiaries subsequent to such fiscal quarter; (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Borrower and its Subsidiaries, excluding Unrestricted Subsidiaries is a party, by which it is bound or to which its assets are subject; or (iii) provide funds for distributions permitted under Section 6.06 in respect of any one or more of the next four fiscal quarters; provided, however, that disbursements made by the Borrower or any of its Subsidiaries, excluding Unrestricted Subsidiaries or cash reserves established, increased or reduced after the end of such fiscal quarter but on or before the date of determination of Available Cash with respect to such fiscal quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such fiscal quarter if the management of the Borrower so determines.
“Consolidated Net Tangible Assets” shall mean with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person's most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (i) all current liabilities reflected in such balance sheet (excluding any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), and (ii) the value (net of any applicable reserves and accumulated amortization) of all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.
“Fifth Amendment Effective Date” means September 26, 2012.

“SemCrude Pipeline” shall mean SemCrude Pipeline, L.L.C., a Delaware limited liability company.
“Working Capital Borrowings” shall mean borrowings used solely for working capital purposes or to pay distributions to shareholders to the extent permitted pursuant to Section 6.06 hereof, made pursuant to this agreement; provided that when such borrowings are incurred it is the intent of the Borrower to repay such borrowings within 12 months other than from additional Working Capital Borrowings.
(d)Section 6.02(hh) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(hh)    Liens on the Equity Interests of any Unrestricted Subsidiary (other than Liens on the Equity Interests of White Cliffs held by SemCrude Pipeline) which secure indebtedness of such Unrestricted Subsidiary;”
(e)Section 6.04 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (q) therein, (ii) deleting the “.” at the end of clause (r) therein and replacing it with “;” in lieu thereof, and (iii) adding new clauses (s) and (t) at the end as follows:

“(s)     “Investments after the Fifth Amendment Effective Date by Loan Parties in (i) the Glass Mountain Venture not to exceed an amount equal to U.S.$162.0 million, and (ii) in White Cliffs not to exceed an amount equal to U.S. $160.0 million; provided that, after such time, if any, when SemCrude Pipeline ceases to be a Subsidiary of the Borrower, such Investment referred to in this clause (ii) may be made in SemCrude Pipeline so long as (x) SemCrude Pipeline promptly contributes or otherwise funds an amount equal to the amount of such Investment to White Cliffs and (y) delivers evidence reasonably satisfactory to the Administrative Agent demonstrating the funding of such Investment to White Cliffs; and

(t)    Investments by Loan Parties not otherwise permitted by the other clauses of this Section 6.04 in an aggregate amount (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) not to exceed the greater of (i) U.S.$100.0 million and (ii) 10% of Consolidated Net Tangible Assets plus any return of capital actually received by the Loan Parties in respect of investments previously made by them pursuant to this clause (t), so long as immediately before and immediately after giving effect to such Investment, no Default or Event of Default shall have occurred and be continuing.”

(f)Section 6.05(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c)     sales, transfers, leases or other dispositions to the Borrower or a Subsidiary of the Borrower (upon voluntary liquidation or otherwise); provided that, subject to compliance with the MLP Transfer Requirements and the other conditions set forth below in this clause (c), the Borrower or any Restricted Subsidiary may sell, transfer or otherwise dispose of assets to the MLP Entity (any such sale, transfer, lease or disposal, an “MLP Transfer”) if (x) the Borrower or such Restricted Subsidiary receives consideration at least equal to the fair market value of the assets subject to the MLP Transfer and such value is confirmed by the independent directors of the boards of directors of each of the Borrower and the MLP Entity and not less than 100% of such Net Proceeds are applied to the prepayment of the Loans in accordance with Section 2.11(c)(i), and (y) no Default or Event of Default shall have occurred and be continuing; provided further that any sales, transfers, leases or other dispositions by a Loan Party to a Subsidiary of the Borrower that is not a Loan Party shall be made in compliance with Section 6.07; provided further that, other than with respect to MLP Transfers, the aggregate gross proceeds of any sales, transfers, leases or other dispositions by a Loan Party to a Subsidiary that is not a Loan Party in reliance upon this paragraph (c) and the aggregate gross proceeds of any or all assets sold, transferred or leased in reliance upon paragraph (g) below shall not exceed, in any fiscal year of the Borrower, 5% of Consolidated Total Assets as of the end of the immediately preceding fiscal year;”

(g)Section 6.06 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (e) thereof, (ii) deleting the “.” at the end of clause (f) thereof and replacing it with a “; and” in lieu thereof, and (iii) inserting a new clause (g) at the end thereof as follows:

“(g)     Restricted Payments by the Borrower not otherwise permitted by the other clauses of this Section 6.06 in an aggregate amount not to exceed the Borrower's Available Cash, so long as (i) immediately before and immediately after giving effect to such Restricted Payment, no Default or Event of Default shall have occurred and be continuing, and (ii) after giving effect to such Restricted Payment, the Leverage Ratio shall not be in excess of 4.00:1.00.”
(h)Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Leverage Ratio. Beginning at the end of the first full fiscal quarter ending after the Closing Date, for any Test Period, permit the Leverage Ratio on the last day of any fiscal quarter, to be in excess of 4.50:1.00.”

Section 2.Conditions Precedent to the Effectiveness of this Amendment

This Amendment shall become effective as of the date on which each of the following conditions precedent shall have been satisfied (the date of satisfaction of such conditions being referred to herein as the “Fifth Amendment Effective Date”):
(a)the Administrative Agent shall have received this Amendment, duly executed by each of the Borrower, the Guarantors and the Required Lenders;

(b)the representations and warranties set forth in Article III of the Credit Agreement are and will be true and correct in all material respects on and as of the Fifth Amendment Effective Date, to the same extent as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(c)as of the Fifth Amendment Effective Date, no Event of Default or Default shall have occurred and be continuing; and

(d)the Borrower shall have paid (i) an amendment fee in an amount equal to 0.125% of the Commitments of each Lender that has consented to this Amendment prior to the deadline for submission of signature pages specified by the Administrative Agent and (ii) all fees and expenses payable to the Lenders and the Administrative Agent hereunder or under any other Loan Document, including as set forth in Section 4 hereof.

Section 3.Acknowledgment and Consent.

(a)     Each Guarantor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.
(b)     Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

Section 4.Reference to and Effect on the Loan Documents

(a)This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof. The Borrower agrees to pay any applicable costs and expenses incurred in connection with this Amendment in accordance with the terms set forth in the Credit Agreement, including Section 9.05 thereof.

(b)Except as specifically amended above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c)The execution, delivery, effectiveness and performance of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, the Borrower or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any other provision of any of the Loan Documents or for any purpose.

(d)Each of the Loan Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby.

Section 5.Execution in Counterparts

This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 6.Governing Law

THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF, THE STATE OF NEW YORK.

Section 7.Headings

Section and Subsection headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 8.Notices

All communications and notices hereunder shall be given as provided in the Credit Agreement.

Section 9.Severability

The illegality or uninforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

Section 10.Successors

The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 11.Waiver of Jury Trial

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.

Section 12.Jurisdiction

Each of the parties to this Amendment hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment or the transactions contemplated hereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.

[SIGNATURE PAGES FOLLOW]

In Witness Whereof, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

SEMGROUP CORPORATION
as Borrower

By:    ________________________________________
Name:
Title:

[Guarantor Signature Blocks to be added]

_______________________________________,
as Guarantor

By:    ________________________________________
Name:
Title:

[If a second signature is required]

By:    ________________________________________
Name:
Title:

THE ROYAL BANK OF SCOTLAND plc,
as Administrative Agent

By:    ______________________________________
Name:
Title:

[Required Lenders' Signature Blocks to be added]

_______________________________________,
as a Lender

By:    ________________________________________
Name:
Title:

[If a second signature is required]

By:    ________________________________________
Name:
Title: